SENIOR CONVERTIBLE NOTE

$800,000.00                                                    Houston, Texas                                                     August 21, 2008

FOR VALUE RECEIVED, the undersigned, REMOTE KNOWLEDGE, INC., a Delaware corporation (“Borrower”), hereby promises to pay to the order of SLW INTERNATIONAL, LLC, a Texas limited liability company (“Lender”), at its designated office, in lawful money of the United States of America, the principal sum of EIGHT HUNDRED THOUSAND AND NO/100 DOLLARS ($800,000.00), or such lesser amount as is advanced hereunder, together with interest thereon at the rate set forth below.

1. (a) All principal outstanding under this Note (pursuant to the renewal, extension and conversion of the Prior Note (as hereinafter defined)) shall bear interest retroactive to the date of initial funding and prior to maturity at a rate equal to the lesser of (i) the Maximum Rate and (ii) fifteen percent (15%) per annum.

      (b) If an Event of Default has occurred all principal outstanding under this Note shall bear interest at the lesser of (i) the Maximum Rate and (ii) eighteen percent (18%) per annum.

2. Interest on the indebtedness evidenced by this Note shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) unless such calculation would result in a usurious rate in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be.

3. Principal of and interest on this Note shall be due and payable on the Maturity Date except as otherwise provided herein.

4. Borrower shall pay to Lender a commitment fee in the amount of $12,500.00 in connection with the funding of the Prior Note which occurred on February 25, 2008.  On the date hereof, Borrower shall pay to Lender a commitment fee in the amount of $75,000.00 for the increase of the Prior Note which occurred on May 30, 2008, and the extension of the Maturity Date and the conversion evidenced by this Note.  Such commitment fees shall be funded to Lender on behalf of Borrower out of the proceeds of the advances hereunder and shall be fully earned when paid.

5. Lender agrees to fund this Note to Borrower in accordance with the express terms hereof in one or more advances.  Borrower may not reborrow any portion of this Note which is repaid hereunder.

6. This Note is guaranteed as provided in the Guaranty Agreements (hereinafter defined) and is secured by a first priority pledge of any and all assets of Borrower, now owned or hereafter acquired or developed, as provided in the Security Agreement (hereinafter defined).

7. (a)           At any time and from time to time, Lender may elect, upon not less than seventy-five (75) days notice to Borrower, at its sole discretion, by written notice to Borrower, to convert or exchange all or any part of the amounts outstanding under this Note and any accrued and unpaid interest thereon into Borrower common stock (“Conversion Interests”) as reflected below.  Each $0.04 of the outstanding balance of this Note (the “Conversion Price”) may be converted into or exchanged for one (1) share of Borrower common stock based on 62,500,000 outstanding shares of Borrower stock (the “Common Stock”) on a fully diluted basis.

      (b) The Conversion Price shall be subject to adjustment from time to time as hereinafter provided in order to prevent the dilution of Lender’s right to acquire shares of Borrower’s Common Stock hereunder.  Upon each adjustment of the Conversion Price, Lender shall thereafter be entitled to acquire, at the Conversion Price resulting from such adjustment, the number of shares of the Common Stock obtained by multiplying the Conversion Price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Conversion Price resulting from such adjustment.

The Conversion Price shall be subject to adjustment from time to time as follows:

(i)
Stock Splits and Combinations. If Borrower effects a subdivision of the Common Stock, the Conversion Price in effect immediately before such subdivision shall be proportionately decreased.  If Borrower shall at any time or from time to time after the date hereof combine the Common Stock into a smaller number of shares, the Conversion Price in effect immediately before such combination shall be proportionately increased.

(ii)
Common Stock Dividends and Distributions. If Borrower makes a dividend or other distribution payable in additional shares of Common Stock, in each such event, the Conversion Price shall be decreased by multiplying the Conversion Price then in effect by a fraction, the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance and the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

(iii)
Capital Reorganizations. If there is a capital reorganization of the Common Stock, provision shall be made so that Lender shall thereafter be entitled to receive upon the exercise hereof the number of shares of Common Stock deliverable upon exercise immediately prior to such event would have been entitled as a result of such capital reorganization.

(iv)
Other Adjustment.  In the event of any other event or circumstance which results in any increase in or other change to the issued and outstanding shares of the Common Stock of the Borrower from and after the date hereof, including without limitation, any public or private offering of securities of the Borrower and any issuance of securities in connection with any merger, acquisition, disposition or other similar transaction, such that Lender’s right to acquire such shares of Common Stock will be diluted as a percentage of Borrower’s outstanding shares of Common Stock following such event or circumstance, the Conversion Price shall be adjusted as necessary in order to prevent any such dilution.

Notwithstanding the foregoing, no adjustment in the Conversion Price shall be made in connection with or as a result of any dilutive issuance of common shares related to a compensatory issuance of common shares to the employees or directors of Borrower as approved by Borrower’s board of directors.

All election notices, once given by the Lender, shall be revocable until the date ten (10) days prior to the date the election is effected.  Borrower hereby agrees to take all action and to execute, deliver and file such documents or instruments, including, without limitation, amendments to its charter and constituent documents, as may be required in order to give effect to Lender’s conversion rights under this paragraph.

(c) To the extent of Borrower’s delivery to the Lender of the number of Conversion Interests into which the amounts outstanding under this Note whether in whole or in part, is convertible pursuant to the election made above (together with the cash payment in lieu of any fractional share of Conversion Interests as contemplated below), such delivery will be deemed to satisfy Borrower’s obligation to pay the principal amount of this Note and the accrued and unpaid interest thereon.  At Borrower’s option, all then accrued and unpaid interest related to any such converted principal amount shall be payable in cash by Borrower in lieu of any Conversion Interests.

(d) No conversion shall result in the issuance of fractional shares of Conversion Interests.  If Lender would otherwise be entitled to a fractional share, then Borrower shall pay to the Lender an amount equal to the conversion value of such fractional share unless the Lender has elected to maintain its commitment under this Note.

(e) Upon any conversion of this Note into Conversion Interests, Borrower shall, at its expense, deliver to Lender as soon as practicable a certificate representing the number of Conversion Interests to which Lender is entitled as provided in paragraph (a) above at which time Lender shall surrender this Note to Borrower if all the outstanding principal hereof and accrued interest thereon is being converted or exchanged.  In the event Lender elects to convert or exchange less than all of the outstanding principal of and accrued interest on this Note, the unconverted portion of such principal and interest shall remain outstanding and Borrower shall promptly issue a replacement promissory note evidencing such outstanding amount in exchange for this Note.  Irrespective of the date of issuance and delivery of any certificates with respect thereto, shares or units of Conversion Interests purchased by conversion as provided herein shall be, and deemed to be, issued to Lender as the record owner of such shares as of the close of business on the date on which this Note shall have been surrendered as aforesaid.

(f) Borrower, upon conversion of this Note, covenants that all shares or units of Conversion Interests that may be issued upon conversion of this Note will, upon issuance thereof, be validly issued, fully paid and nonassessable and free from all preemptive rights, taxes, liens and charges in respect of the issue thereof.  Issuance of certificates for Conversion Interests upon the conversion provided herein shall be made without charge to Lender for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by Borrower, and such certificates shall be issued in the name of Lender.

(g) Lender acknowledges that this Note does not entitle Lender, by virtue solely of this Note, to any voting rights or other rights as a holder of any Conversion Interests of Borrower prior to the conversion provided for herein.

(h) Borrower covenants that its issuance of this Note shall constitute full authority to its officers who are charged with the duty of executing certificates to execute and issue the necessary certificates for shares or units of Conversion Interests upon the conversion of this Note.

(i) Conversions are subject to a $100,000.00 minimum conversion amount (or such lesser amount as may be outstanding under this Note).

8. As used in this Note, the following terms shall have the respective meanings indicated below:

“Business Day” means any day on which commercial banks are not authorized or required to close in Houston, Texas.

“Cash Flow” means Cash Flow From Operating Activities, as such term is defined by Statement of Financial Accounting Standards No. 95.

 “Event of Default” each of the following shall constitute and be deemed an “Event of Default”:

a)           Borrower shall fail to pay this Note or any installment of this Note (whether principal or interest) when due.

b)           Any representation or warranty made or deemed made by Borrower or any Guarantor or any of its respective officers in any certificate, report, notice, or financial statement furnished at any time in connection with this Note or any Loan Document shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.

c)           Borrower or any Guarantor shall fail to perform, observe, or comply with any covenant, agreement or term contained in this Note or any Loan Document (other than as expressly provided in another clause of this definition of “Event of Default”) and such failure shall not have been remedied within ten (10) days after the earlier to occur of (i) notice thereof from Lender or (ii) actual knowledge thereof by Borrower or any Guarantor.

d)           Borrower or any Guarantor shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing.

e)           An involuntary proceeding shall be commenced against Borrower or any Guarantor seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or a substantial part of its property, and such involuntary proceeding shall remain undismissed and unstayed for a period of thirty (30) days.

f)           Borrower or any Guarantor shall fail to pay when due any principal of or interest on any debt for borrowed money (other than the obligations hereunder), or the maturity of any such debt shall have been accelerated, or any such debt shall have been required to be prepaid prior to the stated maturity thereof, or any event shall have occurred that permits (or, with the giving of notice or lapse of time or both, would permit) any holder or holders of such debt or any person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment.

g)           This Note or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by Borrower or any Guarantor, or Borrower or any Guarantor shall deny that it has any further liability or obligation hereunder prior to payment in full of all obligations hereunder.

h)           A Material Adverse Effect shall have occurred.

i)           The occurrence of an Event of Default (as therein defined) under that certain Credit Agreement dated as of even date herewith among Borrower, Muragai, LLC, a Delaware limited liability company, as the Lender Representative and as a lender, and the other lenders a party thereto (collectively, the “Junior Lenders”), as the same may be amended, modified, restated and/or supplemented from time to time (the “Junior Credit Agreement”).

“Guarantors” means Daniel Granader and Randy S. Bayne, each an individual, and each such Person’s heirs, executors, administrators, successors and assigns.

“Guaranty Agreements” means each Guaranty Agreement dated as of even date herewith, executed by the respective Guarantors in favor of Lender, as the same may be amended, supplemented or modified from time to time.

“Lien” means any lien, mortgage, security interest, tax lien, financing statement, pledge, charge, hypothecation, assignment, preference, priority or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law or otherwise.

“Loan Documents” means this Note, the Guaranty Agreements, the Security Agreement and all security agreements, deeds of trust, pledge agreements, assignments, letters of credit, guaranties, certificates and other instruments, documents, and agreements, if any, executed and delivered pursuant to or in connection with this Note, as such instruments, documents, and agreements may be amended, modified, renewed, extended, or supplemented from time to time.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of Borrower and its subsidiaries, taken as a whole, (b) the ability of Borrower to pay the Obligations or the ability of Borrower or any Guarantor to perform its respective obligations under this Note or any of the other Loan Documents or (c) the validity or enforceability of this Note or any of the other Loan Documents, or the rights or remedies of Lender hereunder or thereunder.

“Maturity Date” means August 21, 2013.

“Maximum Rate” means the maximum rate of nonusurious interest permitted from day to day by applicable law, including Chapter 303 of the Texas Finance Code (the “Code”) (and as the same may be incorporated by reference in other Texas statutes).  To the extent that Chapter 303 of the Code is relevant to any holder of this Note for the purposes of determining the Maximum Rate, each such holder elects to determine such applicable legal rate pursuant to the “weekly ceiling,” from time to time in effect, as referred to and defined in Chapter 303 of the Code; subject, however, to the limitations on such applicable ceiling referred to and defined in the Code, and further subject to any right such holder may have subsequently, under applicable law, to change the method of determining the Maximum Rate.

“Obligations” means (a) all obligations, indebtedness and liabilities of Borrower to Lender, now existing or hereafter arising, including, without limitation, the obligations, indebtedness and liabilities of Borrower under this Note and the other Loan Documents, and (b) all interest accruing thereon and all attorneys’ fees and other expenses incurred in the enforcement or collection thereof.

“Person” means any individual, corporation, limited liability company, business trust, association, company, partnership, joint venture, governmental authority, or other entity.

“Security Agreement” means the Security Agreement dated as of even date herewith executed by Borrower in favor of Lender, as the same may be amended, supplemented or modified from time to time.

9. Borrower may prepay this Note, in whole or in part, without premium or penalty, subject to a $100,000.00 minimum prepayment amount (or such lesser amount as may be outstanding under this Note) upon the later of, and at any time after the later of, (a) thirty six (36) months after the date hereof or (b) the achievement by Borrower of positive Cash Flow for three (3) consecutive fiscal quarters.  Prior to any such prepayment Borrower shall give Lender written notice thereof, and Lender shall have thirty (30) days thereafter to convert in accordance with the terms hereof all or any portion of the principal amount of this Note prior to such prepayment.  Any prepayment shall include the payment of all accrued unpaid interest under this Note through the date of any such prepayment.

10. Borrower shall make a mandatory prepayment on this Note from time to time at the demand of Lender in an amount reasonably determined by Lender (given Borrower’s then available funds) at any time after Borrower has achieved positive Cash Flow for three (3) consecutive fiscal quarters.

11. Borrower shall make a mandatory payment of interest due under this Note from time to time at the demand of Lender in an amount reasonably determined by Lender (given Borrower’s then available funds) at any time after Borrower has achieved positive Cash Flow for at least one (1) fiscal quarter.

12. The proceeds of this Note shall be used for the purposes agreed to by Lender and Borrower prior to the funding of each such advance hereunder.

13. Borrower agrees to deliver to Lender any information concerning Borrower or Guarantor as Lender may from time to time reasonably request.

14. Borrower will not (a) become a party to a merger, consolidation, partnership or joint venture or purchase or otherwise acquire all or a substantial part of the assets of any Person or any shares or other evidence of beneficial ownership of any Person, (b) dissolve or liquidate, (c) sell, lease, assign, transfer or otherwise dispose of substantially all of its assets, (d) create any subsidiary or (e) enter into any agreement to do any of the foregoing, except upon the prior consent of Lender.

15. Borrower will not incur, create, assume or permit to exist any indebtedness which is not existing as of the date hereof except upon the prior consent of Lender.

16. Borrower will not incur, create, assume or permit to exist any Liens which do not exist as of the date hereof except upon the prior consent of Lender.

17. Promptly after the commencement thereof, Borrower will give Lender notice of all actions, suits and proceedings before any court or governmental department, commission, board, agency or instrumentality, domestic or foreign, affecting Borrower which could have a Material Adverse Effect.

18. Borrower will maintain with financially sound and reputable insurance companies workmen’s compensation insurance, liability insurance and insurance on its property, assets and business, all at least in such amounts and against such risks as are usually insured against by Persons engaged in similar businesses.

19. Borrower will comply in all material respects with all laws and regulations and all agreements, contracts and instruments binding on it or affecting its properties or business.

20. Borrower shall comply with all Securities and Exchange Commission (“SEC”) reporting and exchange listing requirements including, without limitation, filing all past due annual and periodic reports within ninety (90) days after the date hereof and will thereafter remain current in all required SEC filings and exchange listing requirements so long as any amounts due under this Note or any Conversion Interests remain outstanding.

21. Any Conversion Interests which may be issued in connection with this Note will be registered with the SEC within one (1) year of the date hereof or as otherwise requested by Lender and Borrower will take all actions required to ensure that such registration remains effective so long as Conversion Interests remain outstanding.

22. At all times while this Note or any part thereof remains outstanding, Borrower will maintain sufficient duly authorized and unissued common shares as may be necessary to permit Lender to effect the conversion of the entire principal balance hereof.

23. Borrower will pay or discharge at or before maturity or before becoming delinquent (a) all taxes, levies, assessments and governmental charges imposed on it or its income or profits or any of its property and (b) all lawful claims for labor, material and supplies, which, if unpaid, might become a Lien upon any of its property; provided, however, that Borrower shall not be required to pay or discharge any tax, levy, assessment or governmental charge with respect to which no Lien has been filed of record, which is being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves have been established.

24. Borrower will execute and deliver such further instruments as may be requested by Lender to carry out the provisions and purposes of this Note and the other Loan Documents and to preserve and perfect the Liens of Lender in the collateral for this Note.

25. Borrower represents and warrants to Lender that (a) Borrower is a Delaware corporation, duly organized and validly existing under the laws of the State of Delaware, (b) the execution, delivery and performance of this Note and the other Loan Documents are within Borrower’s powers, have been duly authorized by all requisite action, and do not and will not contravene its certificate of corporation or by-laws, other organizational document, any law or any agreement or undertaking to which it is a party or by which it is bound, (c) this Note and the other Loan Documents are legal, binding obligations of Borrower, enforceable against Borrower in accordance with their terms, (d) there are no claims pending, or to Borrower’s knowledge threatened, not previously disclosed to Lender which, if adversely determined, could have a Material Adverse Effect, and (e) no authorization or consent of, and no filing or registration with, any court, governmental authority or third party is or will be necessary for the execution, delivery or performance by Borrower of this Note and the other Loan Documents.

26. All notices and other communications provided for in this Note and the other Loan Documents shall be in writing and may be mailed by certified mail return receipt requested, or delivered to the intended recipient at the addresses specified below or at such other address as shall be designated by any party listed below in a notice to the other parties listed below given in accordance with this paragraph.

If to Borrower:                       Remote Knowledge, Inc.
3657 Briarpark Drive, Suite 100
Houston, Texas 77042
Attention: President

If to the respective
Guarantors:                            Daniel Granader
160 Church Road
Goldcreek, MT 59733

Randy S. Bayne
3657 Briarpark Drive
Suite 100
Houston, Texas 77042

If to Lender:                           SLW International, LLC
7941 Katy Freeway, # 529
Houston, Texas 77024
Attention: Stephen L.  Way

Except as otherwise provided in this Note or any Loan Document, all such communications shall be deemed to have been duly given (a) when personally delivered or (b) in the case of a mailed notice, three (3) Business Days after being duly deposited in the mails, in each case given or addressed as aforesaid.

27. Notwithstanding anything to the contrary contained herein, no provision of this Note shall require the payment or permit the collection of interest in excess of the Maximum Rate.  If any excess of interest in such respect is herein provided for, or shall be adjudicated to be so provided, in this Note or otherwise in connection with this loan transaction, the provisions of this paragraph shall govern and prevail, and neither Borrower nor the sureties, guarantors, successors or assigns of Borrower shall be obligated to pay the excess amount of such interest, or any other excess sum paid for the use, forbearance or detention of sums loaned pursuant hereto.  If for any reason interest in excess of the Maximum Rate shall be deemed charged, required or permitted by any court of competent jurisdiction, any such excess shall be applied as a payment and reduction of the principal of indebtedness evidenced by this Note; and, if the principal amount hereof has been paid in full, any remaining excess shall forthwith be paid to Borrower.  In determining whether or not the interest paid or payable exceeds the Maximum Rate, Borrower and Lender shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by this Note so that the interest for the entire term does not exceed the Maximum Rate.

28. Upon the occurrence of any Event of Default, Lender may, at its option, (a) declare the entire unpaid principal of and accrued interest on this Note immediately due and payable without notice, demand, presentment, notice of acceleration, notice of intent to accelerate, notice of intent to demand or other formalities of any kind, all of which are hereby waived, and upon such declaration, the same shall become and shall be immediately due and payable, (b) foreclose or otherwise enforce any Lien granted to Lender to secure payment and performance of the Obligations, (c) offset against this Note any sum or sums owed by the holder hereof to Borrower and (d) take any and all other actions available to Lender under this Note, at law, in equity or otherwise; provided, however, that upon the occurrence of an Event of Default under subsection (d) or (e) of the definition of the term “Event of Default”, the outstanding principal of and accrued and unpaid interest on this Note and the other Obligations shall become immediately due and payable without notice, demand, presentment, notice of acceleration, notice of intent to accelerate, notice of intent to demand or other formalities of any kind, all of which are hereby waived.  Failure of the holder hereof to exercise any of the foregoing options shall not constitute a waiver of the right to exercise the same upon the occurrence of a subsequent Event of Default.

29. Borrower hereby agrees to pay Lender on demand (a) all reasonable costs and expenses incurred by Lender in connection with the preparation, negotiation and execution of this Note and the other Loan Documents and any and all amendments, modifications, renewals, extensions and supplements thereof and thereto, including, without limitation, the reasonable fees and expenses of Lender’s legal counsel, (b) all reasonable costs and expenses incurred by Lender in connection with the enforcement of this Note or any other Loan Document, including, without limitation, the reasonable fees and expenses of Lender’s legal counsel and (c) all other reasonable costs and expenses incurred by Lender in connection with this Note or any other Loan Document.

30. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.  THIS NOTE IS PERFORMABLE IN HARRIS COUNTY, TEXAS.  ANY ACTION OR PROCEEDING UNDER OR IN CONNECTION WITH THIS NOTE OR ANY LOAN DOCUMENT SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT IN HARRIS COUNTY, TEXAS, AND BORROWER HEREBY SUBMITS TO THE JURISDICTION OF SUCH COURTS.

31. Borrower and each surety, guarantor, endorser, and other party ever liable for payment of any sums of money payable on this Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Note, all without prejudice to the holder.  The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

32. Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the Act.

32.           BORROWER HEREBY INDEMNIFIES LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS AND AGENTS FROM, AND HOLDS EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES) (COLLECTIVELY, "CLAIMS") TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO  THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS,  ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS,  ANY BREACH BY BORROWER OF ANY REPRESENTATION, WARRANTY, COVENANT OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS,  THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL OR CLEANUP OF ANY HAZARDOUS SUBSTANCE LOCATED ON, ABOUT, WITHIN OR AFFECTING ANY OF THE PROPERTIES OR ASSETS OF BORROWER OR ANY SUBSIDIARY,  ANY ACT OR OMISSION OF LENDER BASED UPON ANY FAX OR ELECTRONIC TRANSMISSION OR  ANY MATTER RELATED TO ANY LETTER OF CREDIT, INCLUDING, WITH RESPECT TO ALL OF THE ABOVE, ANY CLAIM WHICH ARISES AS A RESULT OF THE NEGLIGENCE OF LENDER; PROVIDED, HOWEVER, THAT BORROWER'S INDEMNIFICATION OBLIGATIONS UNDER THIS PARAGRAPH SHALL NOT APPLY TO THE EXTENT THAT THE CLAIMS ARISE AS A RESULT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNIFIED PERSON.

33. To the fullest extent permitted, by applicable law, Borrower and Lender hereby voluntarily, knowingly, irrevocably and unconditionally waive any right to have a jury participate in resolving any dispute (whether based upon contract, tort or otherwise) between or among Borrower and Lender arising out of or in any way related to this Note, any other Loan Documents or any relationship between Borrower and Lender.  This provision is a material inducement to Lender to provide the financing described in this Note.

34. THIS NOTE, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT BETWEEN BORROWER AND LENDER WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF BORROWER AND LENDER.  THERE ARE NO ORAL AGREEMENTS BETWEEN BORROWER AND LENDER.

35. This Note is executed in renewal, extension and conversion of, and not in novation or discharge of, that certain promissory note dated May 30, 2008, executed by Borrower and payable to the order of Muragai LLC, a Delaware limited liability company (“Prior Lender”), which promissory note was executed by Borrower in renewal, extension and increase of, and not in novation or discharge of, that certain promissory note dated February 25, 2008, executed by Borrower and payable to the order of Prior Lender in the original principal amount of $250,000.00, which prior promissory notes (collectively, the “Prior Note”) have been assigned to Lender by Prior Lender pursuant to that certain Assignment of Note and Liens dated as of July 30, 2008 executed by Prior Lender in favor of Lender.

36. Borrower represents and warrants that upon the execution hereof and at all times while this Note or any portion thereof remains outstanding:

(a) The liens and security interests securing the $3,600,00 loan, more or less, extended to Borrower by The Alan Granader Irrevocable Family Trust, Daniel Granader and, as a successor in interest, the Harry Granader Trust (collectively, the “Granader Lending Group”) on or around August 19, 2005 (the “Granader Loan”) shall have been terminated and released of record.  Additionally, such other creditor parties as are required by Lender shall have consented to the subordination of their security interests in Borrower’s assets, if any, to Lender’s security interests securing this Note.

(b) All Lender’s legal costs and expenses associated with this Note plus due diligence expenses of Lender in connection herewith (at an agreed flat due diligence expense charge of $60,000.00) shall have been or shall be paid in full (and may be deducted from any proceeds advanced under this Note).

(c) Unless otherwise agreed by Lender in writing, not less than eighty percent (80%) of all existing warrants or options issued by Borrower shall have been exercised for common shares or cancelled.

(d) Unless otherwise agreed by Lender in writing, holders of any and all existing loans (including any bridge loans to Borrower and the Granader Loan) must convert their loans into shares of Borrower’s common stock at a conversion rate of one (1) share of such common stock for $0.75 of debt (or higher conversion rate of convertible securities, if approved in writing by Lender).  All such loan holders shall have waived any interest, penalty or any other remedy with respect thereto and no such loans shall remain outstanding as obligations of Borrower following the closing.

(e) The existing Granader family contribution to Borrower of $1,500,00.00 shall have been converted into shares of Borrower’s common stock at a conversion rate of one (1) share of such common stock for each $0.75 of contribution without any interest factor.

(f) Unless otherwise agreed by Lender in writing, not less than eighty percent (80%) of all Borrower’s convertible or preferred securities shall have been converted into shares of Borrower’s common stock at a minimum conversion rate of one (1) share of such common stock for each $0.75 of convertible securities (or higher conversion rate if agreed in writing by Lender) and the holders thereof shall have waived any interest, penalty or any other remedy with respect thereto, if applicable.

(g) Lender shall have the right to designate two (2) of the members of the board of directors of Borrower, including the chairman of the board of directors, to service for an initial period of three (3) years.

(h) Each Director or his assigns (other than the chairman of the board of directors) appointed by Borrower shall receive grants of 350,000 shares of Borrower’s common stock at a price of $0.04 per share, vesting one-third at the end of each such consecutive year of board of director service.  The Chairman will receive 500,000 such shares upon the same terms.  Such issuance shall provide that any shares not vested at the time a director leaves the board of directors for any reason during their first three (3) year term will be cancelled.  Such issuance shall provide that directors will be reimbursed all reasonable expenses associated with board of director service.

(i) Borrower shall comply with the terms and conditions of the Junior Credit Agreement.

(j) Any and all liens or encumbrances of any kind on any Borrower’s assets (other than securing the Junior Credit Agreement) shall have been released.

(k) Borrower shall have amended its Certificate of Incorporation and Bylaws and the other corporate documents as necessary in order to effect this transaction.

(l) Holders of Borrower common stock representing not less than fifty-one percent (51%) of the outstanding common shares of Borrower shall have entered into a voting agreement with Lender wherein such shareholders agree to vote their shares in favor of the amendment of Borrower Certificate of Incorporation and Bylaws as necessary to effect the increase in authorized shares contemplated hereunder and in favor of the nominees for director specified by Lender throughout the period that this Note remains outstanding.

37. Borrower shall issue to Lender and the Junior Lenders, each in accordance with their interest in this Note and share of the Commitment under the Junior Loan (as such term is defined therein), respectively, warrants, in the form attached as Exhibit “E” to the Junior Loan (the “Lender Warrants”), in the aggregate amount of 15,000,000.  Such Lender Warrants shall bear an exercise price of $.04 per share of Borrower’s common stock and shall be exercisable for a period of ten (10) years from the date of this Note.

[Remainder of Page Intentionally Left Blank]

REMOTE KNOWLDEGE, INC.

By:          _____________________________________
Randy S. Bayne, President

[Signature Page to Senior Convertible Note]